SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 8, 2003

GRIC COMMUNICATIONS, INC.

(Exact name of the Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-27871	77-0368092
(Commission	(IRS Employer
File Number)	Identification No.)

1421 McCarthy Blvd., Milpitas, California (Address of principal executive offices)	95035 (Zip Code)

(408) 955-1920

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

ITEM 5: OTHER EVENTS.

On December 8, 2003, GRIC Communications, Inc. (“GRIC”) issued a press release announcing that Kim S. Silverman, its Vice President and Chief Financial Officer, will resign effective December 31, 2003 to help her husband start a new business consulting venture.  William Feichtmann, GRIC’s Corporate Controller, has been appointed to serve as Acting Chief Financial Officer while GRIC conducts a search for a successor.

ITEM 7: FINANCIAL STATEMENTS AND EXHIBITS.

(c)                           Exhibits.

Exhibit No.	Description of Exhibit

99.01	Press release date December 8, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRIC COMMUNICATIONS, INC.

Date: December 9, 2003	By:	/s/ David L. Teichmann
David L. Teichmann, Senior Vice President,
General Counsel and Secretary